Exhibit 2.1

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL COGNYTE SOFTWARE LTD. Israeli Company Number: 51-619642-5 CUSIP: M25133 105 ISIN: IL0011691438 ___________ ORDINARY SHARES WITHOUT PAR VALUE EACH THIS IS TO CERTIFY THAT IS THE REGISTERED HOLDER OF *** _______________________________________________*** FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, WITHOUT PAR VALUE, OF THE COMPANY, SUBJECT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY DATED: ___________ ______, 2020 Countersigned by: BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. BRENTWOOD, NY 11717 TRANSFER AGENT By: Authorized Officer WITNESS, THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. ________________________________________________________________ CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER